UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 27, 2024
WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director

On February 27, 2024, Vikram Mansharamani, Ph.D. submitted to Derek Leathers, CEO and Chairman, and the independent members of the Board of Directors of Werner Enterprises, Inc. (the “Company”) his letter of resignation from the Company’s Board of Directors, effective on such date. Dr. Mansharamani was elected as a Board member at the Company’s 2021 Annual Meeting of Stockholders for a three-year term, which term was scheduled to expire on May 14, 2024, the date of the Company’s upcoming Annual Meeting of Stockholders (“2024 Annual Meeting”). Prior to his resignation, Dr. Mansharamani served as a member of the Company’s Audit Committee, the Environmental Social and Governance (ESG) Committee (until May 2023), and the Nominating and Corporate Governance Committee (the “Nominating Committee”).

On February 19, 2024, in a Company scheduled Nominating Committee meeting, Dr. Mansharamani expressed an interest in being considered for a second term on the Company’s Board of Directors. On February 21, 2024, the Board’s Lead Independent Director and the Company’s Chairman and CEO informed Dr. Mansharamani that he did not have the support of the Nominating Committee and that the Nominating Committee would not be recommending him to the Board of Directors for reelection as a director at the Company’s 2024 Annual Meeting. On February 27, 2024, Dr. Mansharamani delivered a resignation letter. He stated the reasons for his resignation were ongoing material disagreements with the Board of Directors.

The Company believes that Dr. Mansharamani’s disagreements relate to the discussions described above and to differing philosophical principles on how the Company and its Board of Directors should address social responsibility and related corporate governance. The Board of Directors previously discussed such matters with Dr. Mansharamani during his tenure at both Board and Committee meetings at which he was present. While the Company disagrees with Dr. Mansharamani’s statements, it carefully considers its policies and related practices and takes his report of ongoing material disagreements with the Board of Directors seriously. The Company is proud of its commitment to stewardship, community engagement, and effective corporate governance.

A copy of Dr. Mansharamani’s letter to the Board of Directors regarding his resignation from the Board of Directors is included as Exhibit 17.1 to this Form 8-K. The Company is providing a copy of this Form 8-K to Dr. Mansharamani and the opportunity to respond as to whether he agrees with the statements made in this Form 8-K and if not, the respects in which he does not agree.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

    (d)    Exhibits.

17.1	Letter dated February 27, 2024, from Vikram Mansharamani, Ph.D. addressed to Derek Leathers, CEO and Chairman of the Board of Werner Enterprises, Inc.
101	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: March 1, 2024	By:	/s/ Christopher D. Wikoff
Christopher D. Wikoff
Executive Vice President, Treasurer and Chief Financial Officer

Date: March 1, 2024	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President and Chief Accounting Officer